AMENDMENT NO. 1
                  TO LICENSE AND TECHNICAL ASSISTANCE AGREEMENT


         This Amendment No. 1 to License and Technical Assistance Agreement (the "Amendment") is made as of March 22, 2002 between SITEK, INC., a Delaware corporation with principal offices at 214 East Hacienda Avenue, Campbell, CA 95008 ("SiTek") and OPTICNET, INC., a Delaware corporation with offices at One Post Street, Suite 2500, San Francisco, CA 94104 ("OpticNet").

                                    RECITALS:

         A. SiTek and OpticNet are parties to a License and Technical Assistance Agreement dated as of October 6, 2000 ("Agreement").

         B. The parties desire to amend that Agreement in various respects.

                                   AGREEMENT:

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         1. Section 10.4. Section 10.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

                  10.4 Effect of Termination.

                  In addition to provisions that by their terms survive expiration or termination, the following provisions shall survive the expiration or termination of this Agreement:
                  Sections  2.3,  3, 4.2,  4.3,  5, 6, 7, 8, 9, 10,  and 11. The
                  perpetual license granted to OpticNet in Section 4.1 shall survive expiration or termination of this Agreement for any reason. In addition, all remedies for any breaches hereunder will also survive. Each party will promptly return all Proprietary Information of the other (and all copies and abstracts thereof, except to the extent necessary to continue to exercise the licenses hereunder and except that one (1) copy may be retained and shall be kept in its legal archives for legal record keeping purposes only) that it is not entitled to under the surviving terms of this Agreement.

         2. Section 10.5. Section 10.5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

                  10.5 Licenses Upon Termination.

                  (a) Upon termination of this Agreement by OpticNet pursuant to
                  Section 10.2(a) above OpticNet shall have the right, without payment of royalties to


                                       1.
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                  SiTek, to sublicense the SiTek  Technology to third parties to continue the Project and the development of the Fabricated Designs and OpticNet Products on behalf of OpticNet (provided that such third party is bound to Section 7).

         3. Continuation. Except as expressly amended herein, the Agreement shall remain and continue in full force and effect.

         4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.



OPTICNET, INC.                                 SITEK, INC.


By:   /s/ Gary Wrench                          By:   /s/ Robert R. Corr
Its:  Chief Financial Officer                  Its:  Secretary and Treasurer


                                       2.